CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 22, 2015, relating to the financial statements and financial highlights, which appear in the August 31, 2015 Annual Reports to Shareholders of Active Portfolios® Multi-Manager Core Plus Bond Fund, Active Portfolios® Multi-Manager Small Cap Equity Fund, Columbia Balanced Fund, Columbia Contrarian Core Fund, Columbia Emerging Markets Fund, Columbia Global Dividend Opportunity Fund, Columbia Global Energy and Natural Resources Fund, Columbia Global Technology Growth Fund, Columbia Greater China Fund, Columbia Mid Cap Growth Fund, Columbia Small Cap Core Fund, Columbia Small Cap Growth Fund I, and Columbia Value and Restructuring Fund (thirteen of the funds constituting Columbia Funds Series Trust I), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

December 18, 2015